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Exhibit 23.3

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS
13640 BRIARWICK DRIVE, SUITE 100 AUSTIN, TEXAS 78729-1707 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817- 336-2461 www.cgaus.com	1000 LOUISIANA STREET, SUITE 625 HOUSTON, TEXAS 77002-5008 713-651-9944

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the references to our firm in this Amendment No. 1 to the Registration Statement on Form S-1 and all appendixes, exhibits and attachments thereto (including the related prospectus) filed by Athlon Energy Inc., and to the use of our audit of their reserves and reserves present value as of December 31, 2011 and 2012 for Athlon Energy Inc. and its predecessors (the "Registration Statement"). We also consent to all references to our firm in the prospectus included in such Registration Statement, including under the heading "Experts."

Sincerely,

/s/ Robert Ravnaas Cawley, Gillespie & Associates, Inc.

Texas Registered Engineering Firm F-693

June 26, 2013
Fort Worth, Texas

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  Exhibit 23.3
CAWLEY, GILLESPIE & ASSOCIATES, INC.
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS